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               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


The Board of Trustees of
   Angeles Mortgage Investment Trust


We hereby consent to the use in the Proxy/Prospectus constituting a part of this Registration Statement of our report dated January 15, 1998, relating to the financial statements and schedules of Angeles Mortgage Investment Trust, which are contained in that Prospectus.

We also consent to the reference to us under the caption "Experts" in the Prospectus.



                                         BDO Seidman, LLP

Dallas, Texas
August 7, 1998